As filed with the Securities and Exchange Commission on June 12, 2006.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

IMMUNICON CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	23-2269490
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

3401 Masons Mill Road

Suite 100

Huntingdon Valley, Pennsylvania 19006

(215) 830-0777

(Address, including zip code, of Principal Executive Offices)

IMMUNICON CORPORATION

AMENDED AND RESTATED EQUITY COMPENSATION PLAN

(Full Title of the Plans)

Byron D. Hewett

President and Chief Executive Officer

3401 Masons Mill Road, Suite 100

Huntingdon Valley, Pennsylvania 19006

(215) 830-0777

(Name, Address and Telephone Number,

Including Area Code, of Agent for Service)

Copy to:

James W. McKenzie, Jr., Esq.

Morgan, Lewis & Bockius LLP

1701 Market Street

Philadelphia, PA 19103

(215) 963-5000

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Number of` shares to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $0.001 per share	250,000	$5.07	$1,267,500	$135.62

(1)	This registration statement covers additional shares of Common Stock of Immunicon Corporation that may be offered or sold pursuant to the Amended and Restated Equity Compensation Plan. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers such additional number of shares as may be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or similar transactions.

(2)	Estimated pursuant to Paragraphs (c) and (h) of Rule 457 under the Securities Act solely for the purpose of calculating the registration fee, based on the average of the high and low sales prices of shares of the Company’s Common Stock on June 9, 2006, as reported on the Nasdaq National Market.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by Immunicon Corporation (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) are incorporated by reference into this Registration Statement:

(1)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005;

(2)	the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2006;

(3)	the Registrant’s Current Reports on Form 8-K dated January 4, 2006, January 6, 2006, March 29, 2006, June 9, 2006 and June 12, 2006; and

(4)	the description of the Registrant’s shares of Common Stock, par value $0.001 per share, contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on April 9, 2004 to register such securities under the Exchange Act of 1934, as amended (the “Exchange Act”), including any amendments filed for the purpose of updating such information.

All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference to this Registration Statement and to be a part hereof from the date of the filing of such reports and documents. Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Experts

The consolidated financial statements and the related financial statement schedule incorporated in this Registration Statement by reference from the Company’s Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Item 4.	Description of Securities.

Not Applicable.

Item 5.	Interests of Named Experts and Counsel.

Not Applicable.

Item 6.	Indemnification of Directors and Officers.

The Registrant’s certificate of incorporation permits indemnification to the fullest extent permitted by Delaware law. The Registrant’s bylaws require the Registrant to indemnify any person who was or is an authorized representative of the Registrant, and who was or is a party or is threatened to be made a party to any corporate proceeding, by reason of the fact that such person was or is an authorized representative of the Registrant, against judgments, penalties, fines and amounts paid in settlement and expenses actually and reasonably incurred by such person in connection with such third party proceeding if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Registrant and, with respect to any criminal third party proceeding (including any action or investigation which could or does lead to any criminal third party proceedings) had no reasonable cause to believe such conduct was unlawful.

The Registrant shall also indemnify any person who was or is an authorized representative of the Registrant and who was or is a party or is threatened to be made a party to any corporate proceeding by reason of the fact that such person was or is an authorized representative of the Registrant, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such corporate action if such person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Registrant, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Registrant unless and only to the extent that the Delaware Court of Chancery or the court in which such corporate proceeding was pending shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such authorized representative is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Such indemnification is mandatory under the Registrant’s bylaws as to expenses actually and reasonably incurred to the extent that an authorized representative of the Registrant had been successful on the merits or otherwise in defense of any third party or corporate proceeding or in defense of any claim, issue or matter therein. The determination of whether an individual is entitled to indemnification may be made by a majority of disinterested directors, independent legal counsel in a written legal opinion or the stockholders.

Delaware law also permits indemnification in connection with a proceeding brought by or in the right of the Registrant to procure a judgment in its favor. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.	Exemption from Registration Claimed.

Not Applicable.

Item 8.	Exhibits.

Exhibit	Description
4.1	Immunicon Corporation Amended and Restated Equity Compensation Plan, incorporated herein by reference to Exhibit 10.45 of the Registrant’s Registration Statement on Form S-1 (Registration No. 333-110996) filed with the Commission on December 5, 2003, as amended.

4.2	Amendment 2005-1 to the Immunicon Corporation Amended and Restated Equity Compensation Plan, incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed with the Commission on June 20, 2005.

4.3	Amendment 2006-1 to the Immunicon Corporation Amended and Restated Equity Compensation Plan, incorporated herein by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed with the Commission on June 9, 2006.

4.4	Amended and Restated Certificate of Incorporation of Immunicon Corporation, incorporated herein by reference to Exhibit 3.1 of the Registrant’s Registration Statement on Form S-1 (Registration No. 333-110996) filed with the Commission on December 5, 2003, as amended.

4.5	Bylaws of Immunicon Corporation, incorporated herein by reference to Exhibit 3.2 of the Registrant’s Registration Statement on Form S-1 (Registration No. 333-110996) filed with the Commission on December 5, 2003, as amended.

5.1	Opinion of Morgan, Lewis & Bockius LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1).

24	Power of Attorney (included as part of the signature page).

Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Huntingdon Valley, Commonwealth of Pennsylvania, on June 12, 2006.

IMMUNICON CORPORATION

By:	/S/ BYRON D. HEWETT
Byron D. Hewett
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Byron D. Hewett and James G. Murphy, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Byron D. Hewett Byron D. Hewett	President and Chief Executive Officer & Director (Principal Executive Officer)	June 12, 2006

/s/ James G. Murphy James G. Murphy	Senior Vice President, Finance and Administration and Chief Financial Officer (Principal Financial and Accounting Officer)	June 12, 2006

/s/ Jonathan Cool Jonathan Cool	Director	June 12, 2006

/s/ Edward L. Erickson Edward L. Erickson	Director	June 12, 2006

Signature	Title	Date

/s/ J. William Freytag J. William Freytag, Ph.D.	Director	June 12, 2006

/s/ Brian J. Geiger Brian J. Geiger	Director	June 12, 2006

/s/ Zola P. Horovitz Zola P. Horovitz, Ph.D.	Director	June 12, 2006

/s/ Allen J. Lauer Allen J. Lauer	Director	June 12, 2006

/s/ Elizabeth E. Tallett Elizabeth E. Tallett	Director	June 12, 2006

IMMUNICON CORPORATION

INDEX TO EXHIBITS

Exhibit Number	Document
4.1	Immunicon Corporation Amended and Restated Equity Compensation Plan, incorporated herein by reference to Exhibit 10.45 of the Registrant’s Registration Statement on Form S-1 (Registration No. 333-110996) filed with the Commission on December 5, 2003, as amended.

4.2	Amendment 2005-1 to the Immunicon Corporation Amended and Restated Equity Compensation Plan, incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed with the Commission on June 20, 2005.

4.3	Amendment 2006-1 to the Immunicon Corporation Amended and Restated Equity Compensation Plan, incorporated herein by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed with the Commission on June 9, 2006.

4.4	Amended and Restated Certificate of Incorporation of Immunicon Corporation, incorporated herein by reference to Exhibit 3.1 of the Registrant’s Registration Statement on Form S-1 (Registration No. 333-110996) filed with the Commission on December 5, 2003, as amended.

4.5	Bylaws of Immunicon Corporation, incorporated herein by reference to Exhibit 3.2 of the Registrant’s Registration Statement on Form S-1 (Registration No. 333-110996) filed with the Commission on December 5, 2003, as amended.

5.1	Opinion of Morgan, Lewis & Bockius LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Morgan, Lewis & Bockius LLP (included with Exhibit 5.1).

24	Power of Attorney (included as part of the signature page).